Exhibit 10.19
THE KRAFT HEINZ COMPANY
OMNIBUS INCENTIVE PLAN
FORM OF PERFORMANCE SHARE AWARD NOTICE

Unless defined in this award notice (together with all exhibits and appendices attached thereto, this “Award Notice”), capitalized terms will have the same meanings ascribed to them in The Kraft Heinz Company Performance Share Award Agreement, which is included as Exhibit A (the “Award Agreement” or “Agreement”) and The Kraft Heinz Company 2016 Omnibus Incentive Plan (the “Omnibus Plan”), as may be amended from time to time (the “Plan”).
Subject to your acceptance of this Award Notice, you are hereby being granted an award of Performance Share Units (the “PSUs”) as of the Grant Date set forth below (the “Grant Date”). Each PSU is a bookkeeping entry representing the right to receive one (1) share of The Kraft Heinz Company’s (the “Company”) common stock on the following terms and subject to the provisions of the Omnibus Plan, which are incorporated herein by reference. In the event of a conflict between the provisions of the Omnibus Plan and this Award Notice, the provisions of the Omnibus Plan will govern.
Number of PSUs:
Grant Date:
Vesting Date:
Performance Period:
Performance Target/Payout:

Termination Without Cause, death and Disability:
Dividends:
Acknowledgments
By signing this Award Notice, you agree that the PSUs are granted under and governed by the terms and conditions of this Award Notice (including, without limitation, the terms and conditions set forth on Exhibit A, the Restrictive Covenants Agreement attached as Exhibit B and the terms and conditions set forth on Appendix I) and the Omnibus Plan.

EXHIBIT A
THE KRAFT HEINZ COMPANY
PERFORMANCE SHARE AWARD AGREEMENT

1.	Grant of Performance Share Award.

(a)
Performance Share Award. In consideration of your agreement to provide services to The Kraft Heinz Company, a corporation organized under the laws of Delaware (the “Company”), or any of its Affiliates, and, as applicable, in consideration for your agreement to the non-competition and non-solicitation covenants provided in the attached Exhibit B, and for other good and valuable consideration, the Company hereby grants as of the date set forth in the Performance Share Award Notice (referred to as the “Notice”) to you a Performance Share Award in the form of Performance Share Units (the “PSUs”) with respect to the Performance Period set forth in the Notice, subject to the terms and provisions of the Notice, this Performance Share Award Agreement, including any appendices (this “Agreement”), and the Company’s 2016 Omnibus Incentive Plan, as amended from time to time (the “Omnibus Plan”). Unless and until the Performance Share Award becomes payable in the manner set forth in Section 3 hereof, you shall have no right to payment of the Performance Share Award. Prior to payment of the Performance Share Award, the Performance Share Award shall represent an unsecured obligation of the Company, payable (if at all) from the general assets of the Company.

(b)    Omnibus Plan.

(i)
Incorporation of Terms and Conditions. The Performance Share Award and this Agreement are subject to the terms and conditions of the Omnibus Plan, which are incorporated herein by reference. In the event of any inconsistency between the Omnibus Plan and this Agreement, the terms of the Omnibus Plan shall control.

(ii)
Performance Targets. The Committee, in its sole discretion, shall have the authority to determine, establish and adjust Performance Periods, establish the applicable Performance Targets, adjust the applicable Performance Targets and certify the attainment of Performance Targets.

2.
Definitions. All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Omnibus Plan and the Notice. The following terms shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

(a)
"Disability” means (i) a physical or mental condition entitling you to benefits under the long-term disability policy of the Company covering you or (ii) in the absence of any such policy, a physical or mental condition rendering you unable to perform your duties for the Company or any of its Subsidiaries or Affiliates for a period of six (6) consecutive months or longer; provided that if you are a party to an Employment Agreement at the time of termination of your Service and such Employment Agreement contains a different definition of “disability” (or any derivation thereof), the definition in such Employment Agreement shall control for purposes of this Agreement.

(b)	“Employment Agreement” means an individual written employment agreement between you and the Company or any of its Affiliates, including an offer letter.

(c)	“Performance Share Award Share Payout” means an amount equal to the Payout or other calculation included in the Notice or Employment Agreement.

(d)	“Performance Share Award Target” shall mean the target number of Shares subject to this Performance Share Award set forth in the Notice or Employment Agreement.

(e)
“Retirement” means a termination of Service by you on or following the earlier to occur between (a) (i) your 60th birthday and (ii) your completion of five (5) years of Service with the Company, its Subsidiaries or its Affiliates, and (b) (i) your 55th birthday and (ii) your completion of ten (10) years of Service with the Company, its Subsidiaries or its Affiliates.

(f)
“Without Cause” means (i) a termination of your Service by the Company or its Subsidiaries or Affiliates other than for Cause (as defined in the Omnibus Plan) and other than due to your death, Disability or Retirement or (ii) (A) if you are a party to an Employment Agreement, (B) such Employment Agreement is in effect upon the date of your termination of Service and (C) such Employment Agreement defines “Good Reason”, then “Without Cause” shall also include resignation of your Service for “Good Reason” in accordance with such Employment Agreement.

3.	Payment.

(a)	Form and Time of Payment.

(i)
Vesting. The Performance Share Award will vest on the “Vesting Date” set forth in the Notice subject to your continued Service with the Company or one of its Subsidiaries, except as otherwise set forth in the Omnibus Plan or this Agreement. Prior to the vesting and settlement of the Performance Share Award, you will not have any rights of a shareholder with respect to the Performance Share Award or the Shares subject thereto. No Shares will be delivered pursuant to the vesting of the Performance Share Award unless (i) you have complied with your obligations under this Agreement and the Omnibus Plan and (ii) the vesting of the Performance Share Award and the delivery of such Shares complies with applicable law. Until such time as the Shares are delivered to you (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), you will have no right to vote or receive dividends or any other rights as a shareholder with respect to such Shares, notwithstanding the vesting of the Performance Share Award.

(ii)
Performance Share Award Payment. Subject to the terms of the Omnibus Plan and this Agreement, any Performance Share Award that becomes payable shall be made in whole Shares, which shall be issued in book-entry form, registered in your name. In the event the

Performance Share Award Share Payout is to be made in Shares results in less than a whole number of Shares, the Performance Share Award Share Payout shall be rounded up or down to the next whole Share (no fractional Shares shall be issued in payment of a Performance Share Award). Any Shares issued in respect of a Performance Share Award Share Payout shall be issued pursuant to the terms and conditions of the Omnibus Plan and shall reduce the number of Shares available for issuance thereunder.

(iii)	Dividends. Any cash dividend the Board declares with respect to the Shares during the Performance Period shall be treated in accordance with the Notice.

(iv)
Payment Timing. Except as otherwise provided in Section 21 hereof or in the Notice, as applicable, (A) the Performance Share Award payment shall be made as soon as practicable following the Vesting Date, but in any event no later than March 15 of the taxable year following such date and (B) a Performance Share Award that becomes payable due to a termination Without Cause, or termination due to your Retirement, death or Disability, shall be paid no later than 60 days after the Vesting Date.

(v)
Payout Upon Termination. The Notice shall set forth the effect of termination upon the Performance Share Award. If you are terminated Without Cause or due to your resignation and, within the twelve (12) month period subsequent to such termination of your Service, the Company determines that your Service could have been terminated for Cause, subject to anything to the contrary that may be contained in the Notice at the time of termination of your Service, your Service will, at the election of the Company, be deemed to have been terminated for Cause for purposes of this Agreement and the Omnibus Plan, effective as of the date the events giving rise to Cause occurred and any consequences following from a termination for Cause shall be retroactively applied (including your obligation to repay gains that would not have been realized had your Service been terminated for Cause).

(b)	Conditions to Payment of Performance Share Award. Notwithstanding any other provision of this Agreement:

(i)
The Performance Share Award shall not become payable to you or your legal representative unless and until you or your legal representative shall have satisfied all applicable withholding obligations for Tax-Related Items (as defined in Section 5 below), if any, in accordance with Section 5 hereof.

(ii)
The Company shall not be required to issue or deliver any Shares in payment of the Performance Share Award prior to the fulfillment of all of the following conditions: (A) the admission of the Shares to listing on all stock exchanges on which the Shares are then listed, (B) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the U.S. Securities and Exchange Commission (the “Commission”) or other governmental regulatory body, which the Committee shall, in its sole and absolute discretion, deem necessary and advisable, or if the offering of the Shares is not so registered, a determination by the Company that the issuance of the Shares would be exempt from any such registration or qualification requirements, (C) the obtaining of any approval or other clearance from any state, federal or foreign governmental agency that the Committee shall, in its absolute discretion, determine to be necessary or advisable and (D) the lapse of any such reasonable period of time following the date the Performance Share Award becomes payable as the Committee may from time to time establish for reasons of administrative convenience, subject to compliance with Section 409A of the Code.

(c)
Committee Discretion. Anything to the contrary in this Section 3 notwithstanding, the Committee may, in its sole discretion, provide for full or partial payment of the Performance Share Award upon termination of your active employment for any reason prior to the completion of a Performance Period to which a Performance Share Award relates; provided that the Committee shall not exercise such discretion if doing so would cause other Performance Share Awards that are intended to qualify as Qualified Performance-Based Compensation not to qualify.

4.
Withholding Taxes. Regardless of any action the Company or, if different, your employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Omnibus Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Furthermore, you acknowledge that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Share Award, including, but not limited to, the grant, vesting, or payment of this Performance Share Award or the subsequent sale of Shares issued in payment of the Performance Share Award; and (b) do not commit to and are under no obligation to structure the terms of the grant of the Performance Share Award or any aspect of your participation in the Omnibus Plan to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. If you are or become subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for (including report) Tax-Related Items in more than one jurisdiction.

The Company is authorized to satisfy the withholding for any or all Tax-Related Items arising from the granting, vesting, or payment of the Performance Share Award or sale of Shares issued pursuant to the Performance Share Award, as the case may be, by deducting the number of Shares having an aggregate value equal to the amount of Tax-Related Items withholding due from a Performance Share Award Share Payout or otherwise becoming subject to current taxation. If the Company satisfies the Tax-Related Items obligation by withholding a number of Shares as described herein, for tax purposes, you shall be deemed to have been issued the full number of Shares due to you at vesting, notwithstanding that a number of Shares is held back solely for the purpose of such Tax-Related Items withholding.

The Company is also authorized to satisfy the actual Tax-Related Items withholding arising from the granting, vesting or payment of this Performance Share Award, the sale of Shares issued pursuant to the Performance Share Award or hypothetical withholding tax amounts if you are covered under a Company tax equalization policy, as the case may be, by the remittance of the required amounts from any proceeds realized upon the open-market sale of the Shares received in payment of the vested Performance Share Award by you. Such open-market sale is on your behalf and at your direction pursuant to this authorization.
Furthermore, the Company and/or the Employer are authorized to satisfy the Tax-Related Items withholding arising from the granting, vesting, or payment of this Performance Share Award, or sale of Shares issued pursuant to the Performance Share Award, as the case may be, by withholding from your wages, or other cash compensation paid to you by the Company and/or the Employer.
If you are subject to the short-swing profit rules of Section 16(b) of the Act, the Participant may elect the form of withholding in advance of any Tax-Related Items withholding event, and in the absence of the Participant’s election, the Company shall deduct the number of Shares having an aggregate value equal to the amount of Tax-Related Items withholding due from the Performance Share Award Share Payout, or the Committee may determine that a particular method be used to satisfy any Tax Related Items withholding.
Shares deducted from the payment of this Performance Share Award in satisfaction of Tax-Related Items withholding shall be valued at the Fair Market Value of the Shares received in payment of the vested Performance Share Award on the date as of which the amount giving rise to the withholding requirement first became includible in your gross income under applicable tax laws. The Company may refuse to issue or deliver the Shares if you fail to comply with your Tax-Related Items obligations. Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in your jurisdiction(s).
You shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold that cannot be satisfied by the means previously described. If you are covered by a Company tax equalization policy, you also agrees to pay to the Company any additional hypothetical tax obligation calculated and paid under the terms and conditions of such tax equalization policy.

5.	Nature of Grant. By participating in the Omnibus Plan and in exchange for receiving the Performance Share Award, you acknowledge, understand and agree that:

(a)
the Omnibus Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Omnibus Plan;

(b)
the grant of the Performance Share Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Share Awards, or benefits in lieu of Performance Share Awards, even if Performance Share Awards have been granted in the past;

(c)	all decisions with respect to future Performance Share Award grants, if any, shall be at the sole discretion of the Board of Directors of the Company or the Committee;

(d)	the Participant is voluntarily participating in the Omnibus Plan;

(e)
the Performance Share Award and any Shares subject to the Performance Share Award are not part of or included in any calculation of severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension, retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, or any Affiliate;

(f)	the Performance Share Award grant shall not be interpreted to form or amend an employment or service contract or relationship with the Company or any Affiliate;

(g)	the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(h)
the Performance Share Award and the benefits evidenced by this Agreement do not create any entitlement, not otherwise specifically determined by the Company in its discretion, to have the Performance Share Award or any such benefits transferred to, or assumed by, another company, or to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

If you reside outside the U.S., the following additional provisions shall apply:

(i)	the Performance Share Award and the Shares subject to the Performance Share Award, and the income from and value of same, are not intended to replace any pension rights or compensation;

(j)
the Performance Share Award and the Shares subject to the Performance Share Award are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and are outside the scope of your employment or service contract, if any;

(k)
the Performance Share Award and the Shares subject to the Performance Share Award are not part of normal compensation or salary from the Employer and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Affiliate of the Company;

(l)
no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance Share Award resulting from failure to reach Performance Goals or termination of your employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of any employment laws in the country where you reside or later found to be invalid), and in consideration of the grant of the Performance Share Award to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or the Employer, waive your ability, if any, to bring any such claim, and release the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Omnibus Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims; and

(m)
neither the Company, the Employer nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Performance Share Award, any Shares paid to you or any proceeds resulting from your sale of such Shares.

6.
Data Privacy. By participating in the Omnibus Plan and in exchange for receiving the Performance Share Award, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other Performance Share Award grant materials by and among, as applicable, the Employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your receipt of the Performance Share Award.

You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, email address, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares of stock or directorships held in the Company, details of all Performance Share Awards or any other entitlement to Shares of stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing your participation in the Omnibus Plan.
You understand that Data will be transferred to UBS Financial Services (“UBS”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Performance Share Award. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients' country (e.g., the United States) may have different data privacy laws and protections than your country. If you reside outside the United States, you understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company, UBS and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Performance Share Award to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Performance Share Award. You understand that Data will be held only as long as is necessary to implement, administer and manage your receipt of the Performance Share Award. If you reside outside the United States, you understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, that refusal or withdrawal of consent may affect your ability to participate in the Omnibus Plan. Further, you understand that you are providing the consents herein on a purely voluntary basis.  If you do not consent, or if you later seek to revoke your consent, your employment status or Service will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant the Performance Share Award or other Awards to you or administer or maintain such Awards. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
Upon request of the Company or the Employer, you agree to provide an executed data privacy consent form (or any other agreements or consents that may be required by the Company and/or the Employer) that the Company and/or the Employer may deem necessary to obtain from you for the purpose of administering your participation in the Omnibus Plan in compliance with the data privacy laws in your country of residence (or employment, if different), either now or in the future. You understand and agree that you will be unable to participate in the Omnibus Plan if you fail to provide any such consent or agreement requested by the Company and/or the Employer.

7.
Nontransferability of Performance Share Award. The Performance Share Award or the interests or rights therein may not be transferred in any manner other than by will or by the laws of descent and distribution, and may not be assigned, hypothecated or otherwise pledged and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, in violation of the provisions herein, the Performance Share Award shall immediately become null and void and any rights to receive a payment under the Performance Share Award shall be forfeited.

8.
Rights as Shareholder. Neither you nor any person claiming under or through you shall have any of the rights or privileges of a shareholder of the Company in respect of any Shares issuable hereunder unless and until certificates representing such Shares (which may be in uncertificated form) will have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to you (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, you shall have all the rights of a shareholder of the Company, including with respect to the right to vote the Shares and the right to receive any cash or Share dividends or other distributions paid to or made with respect to the Shares.

9.
Repayment/Forfeiture. The Award shall be canceled and forfeited, if, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, you (i) violate a non-competition, non-solicitation or non-disclosure covenant or agreement, (ii) otherwise engage in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. In addition, any payments or benefits you may receive hereunder shall be subject to repayment or forfeiture as may be required to comply with the requirements under the Securities Act, the Act, rules promulgated by the Commission or any other applicable law, including the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any securities exchange on which the Shares are listed or traded, as may be in effect from time to time as well as any policy relating to the repayment or forfeiture of compensation that the Company may adopt from time-to-time. Further, if you receive any amount in excess of what you should have received under the terms of the Performance Share Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or administrative error), all as determined by the Committee, then you shall be required to promptly repay any such excess amount to the Company. Nothing in or about this Agreement prohibits you from: (i) filing and, as provided for under Section 21F of the Act, maintaining the confidentiality of a claim with the Commission, (ii) providing the Commission with information that would otherwise violate the non-disclosure restrictions in this Agreement, to the extent permitted by Section 21F of the Act; (iii) cooperating, participating or assisting in a Commission investigation or proceeding without notifying the Company; or (iv) receiving a monetary award as set forth in Section 21F of the Act. Furthermore, you are advised that you shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of any Confidential Information (as defined in Exhibit B) that constitutes a trade secret to which the Defend Trade Secrets Act (18 U.S.C. Section 1833(b)) applies that is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal.

10.
Restrictions on Resale. You hereby agree not to sell any Shares issued in payment of the Performance Share Award at a time when applicable laws or Company policies prohibit a sale. This restriction shall apply as long as your employment continues and for such period of time after the termination of your employment as the Company may specify.

11.
Language. If you have received this Agreement or any other document related to the Omnibus Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

12.
Effect of a Change in Control. The treatment of a Performance Share Award upon a Change in Control shall be governed by the Omnibus Plan, provided, however, that to the extent that the Performance Share Award constitute Deferred Compensation, settlement of any portion of the Performance Share Award that may vest in connection with a Change in Control will occur within sixty (60) days following the Vesting Date. In the event that there is a conflict between the terms of this Agreement regarding the effect of a Change in Control on the Performance Share Award and the terms of any Employment Agreement, the terms of this Agreement will govern.

13.
Securities Laws and Clawback. By accepting a Performance Share Award, you acknowledge that U.S. federal, state or foreign securities laws and/or the Company’s policies regarding trading in its securities may limit or restrict your right to buy or sell Shares, including, without limitation, sales of Shares acquired in connection with the Performance Share Award. You agree to comply with such securities law requirements and Company policies, as such laws and policies are amended from time to time. You also acknowledge that the Performance Share Award may be forfeited if you engage in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion or to the extent that you otherwise violate any policy adopted by the Company relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to you by the Company as such policy is in effect on the date of grant of the applicable Award or, to the extent necessary to address the requirements of applicable law (including Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Act, Section 304 of the Sarbanes-Oxley Act of 2002 or any other applicable law), as may be amended from time to time.

14.
Adjustments. The Performance Goals, as well as the manner in which the Performance Share Award payment is calculated is subject to adjustment in the Committee’s sole discretion in accordance with Section 10(b) of the Omnibus Plan and the Notice. You shall be notified of such adjustment and such adjustment shall be binding upon the Company and you.

15.
NO GUARANTEE OF CONTINUED EMPLOYMENT. YOU HEREBY ACKNOWLEDGE AND AGREE THAT THE VESTING OF THE PERFORMANCE SHARE AWARD PURSUANT TO THE PROVISIONS OF THIS AGREEMENT IS EARNED ONLY IF THE PERFORMANCE GOALS ARE ATTAINED AND THE OTHER TERMS AND CONDITIONS SET FORTH HEREIN ARE SATISFIED AND BY YOUR CONTINUED EMPLOYMENT (SUBJECT TO THE PROVISIONS OF SECTION 3(b) HEREOF) AT THE WILL OF THE COMPANY OR AN AFFILIATE (AND NOT THROUGH THE ACT OF BEING EMPLOYED BY THE COMPANY OR AN AFFILIATE, BEING GRANTED A PERFORMANCE SHARE AWARD, OR RECEIVING SHARES HEREUNDER). YOU FURTHER ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE RIGHT TO EARN A PAYMENT UNDER THE PERFORMANCE SHARE AWARD SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT DURING THE PERFORMANCE PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH YOUR RIGHT OR THE RIGHT OF THE COMPANY OR AN AFFILIATE TO TERMINATE YOUR EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE, AND IN ACCORDANCE WITH APPLICABLE EMPLOYMENT LAWS OF THE COUNTRY WHERE YOU RESIDE.

16.
Entire Agreement: Governing Law. The Notice, the Omnibus Plan and this Agreement, including any appendices, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, and may not be modified adversely to your interest except as provided in the Notice, the Omnibus Plan or this Agreement or by means of a writing signed by the Company and you. Nothing in the Notice, the Omnibus Plan and this Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Omnibus Plan and this Agreement are to be construed in accordance with and governed by the substantive laws of Delaware, U.S.A., without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the substantive laws of Delaware to the rights and duties of the parties. Unless otherwise provided in the Notice, the Omnibus Plan or this Agreement, you are deemed to submit to the exclusive jurisdiction of Delaware, U.S.A., and agree that such litigation shall be conducted in the courts of Wilmington County, Delaware, or the federal courts for the United States for the Eastern District of Delaware, where this grant is made and/or to be performed.

17.
Conformity to Securities Laws. You acknowledge that the Notice, the Omnibus Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Act, and any and all regulations and rules promulgated thereunder by the Commission, including, without limitation, Rule 16b-3. Notwithstanding anything herein to the contrary, the Notice, the Omnibus Plan and this Agreement shall be administered, and the Performance Share Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Notice, the Omnibus Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

18.
Administration and Interpretation. The Performance Share Award, the vesting of the Performance Share Award and any payment of the Performance Share Award are subject to, and shall be administered in accordance with, the provisions of this Agreement, as the same may be amended from time to time. Any question or dispute regarding the administration or interpretation of the Notice, the Omnibus Plan and this Agreement shall be submitted by you or by the Company to the Committee. The resolution of such question or dispute by the Committee shall be final and binding on all persons.

19.	Headings. The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Performance Share Award for construction or interpretation.

20.
Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other part.

21.
Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon you and your heirs, executors, administrators, successors and assign.

22.
Severability. Whenever feasible, each provision of the Notice, this Agreement, and the Omnibus Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision in the Notice, Omnibus Plan or this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Notice, the Omnibus Plan or this Agreement.

23.
Waiver. You acknowledge that a waiver by the Company for breach of any provision of the Agreement shall not operate or be construed as a waiver of any other provision of the Award Agreement, or of any subsequent breach of the Agreement.

24.
Code Section 409A. This Performance Share Award is intended to be exempt from or to comply with Section 409A of the Code and shall be interpreted, operated and administered in a manner consistent with such intent. To the extent this Agreement provides for the Performance Share Award to become vested and be settled upon your termination of employment, the applicable Shares shall be transferred to you or your beneficiary upon your “separation from service,” within the meaning of Section 409A of the Code; provided that if you are a “specified employee,” within the meaning of Section 409A of the Code, then to the extent the Performance Share Award constitutes nonqualified deferred compensation, within the meaning of Section 409A of the Code, such Shares shall be transferred to you or your beneficiary upon the earlier to occur of (i) the six-month anniversary of such separation from service and (ii) the date of your death.

This Agreement may be amended at any time, without the consent of any party, to avoid the application of Section 409A of the Code in a particular circumstance or that is necessary or desirable to satisfy any of the requirements under Section 409A of the Code, but the Company shall not be under any obligation to make any such amendment. Nothing in the Agreement shall provide a basis for any person to take action against the Company or any Affiliate based on matters covered by Section 409A of the Code, including the tax treatment of any amount paid under the Performance Share Award granted hereunder, and neither the Company nor any of its Affiliates shall under any circumstances have any liability to you or your estate or any other party for any taxes, penalties or interest due on amounts paid or payable under this Agreement, including taxes, penalties or interest imposed under Section 409A of the Code.

25.
No Advice Regarding Performance Share Award. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your acquisition or sale of any Shares issued in payment of the Performance Share Award. You acknowledge that you should consult with your own personal tax, legal and financial advisors before taking any action related to the Performance Share Award.

26.
Language. If you have received this Agreement or any other document related to the Omnibus Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version shall control.

27.
Appendix I. Notwithstanding any provisions in this Agreement, the Performance Share Award grant shall be subject to any special terms and conditions set forth in Appendix I to this Agreement for your country. Moreover, if you relocate to one of the countries included in Appendix I, the special terms and conditions for such country shall apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with laws in the country where you reside regarding the issuance of Shares, or to facilitate the administration of the Performance Share Award. Appendix I constitutes part of this Agreement.

28.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future Performance Share Awards by electronic means or to request your consent to participate in the Omnibus Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agrees to participate in the Omnibus Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

29.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Omnibus Plan or on the Performance Share Award and on any Shares issued in payment of the Performance Share Award, to the extent the Company determines it is necessary or advisable in order to comply with laws in the country where you reside regarding the issuance of Shares, or to facilitate the administration of the Performance Share Award, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

EXHIBIT B

RESTRICTIVE COVENANTS AGREEMENT
I understand that I am or will be an employee to or other service-provider of The Kraft Heinz Company and/or its Subsidiaries and/or its Affiliates (collectively the "Company"), and will learn and have access to the Company's confidential, trade secret and proprietary information and key business relationships. I understand that the products and services that the Company develops, provides and markets are unique. Further, I know that my promises in this Restrictive Covenants Agreement (the "Agreement") are an important way for the Company to protect its proprietary interests and that The Kraft Heinz Company would not have granted me Performance Share Units (“PSUs”) or other equity grants unless I made such promises.
In addition to other good and valuable consideration, I am expressly being given PSUs or other equity grants in exchange for my agreeing to the terms of this Agreement. In consideration of the foregoing, I (the "Executive") agree as follows:

1.
NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. During the course of Executive's Service, Executive will have access to Confidential Information. For purposes of this Agreement, "Confidential Information" means all data, information, ideas, concepts, discoveries, trade secrets, inventions (whether or not patentable or reduced to practice), innovations, improvements, know-how, developments, techniques, methods, processes, treatments, drawings, sketches, specifications, designs, plans, patterns, models, plans and strategies, and all other confidential or proprietary information or trade secrets in any form or medium (whether merely remembered or embodied in a tangible or intangible form or medium) whether now or hereafter existing, relating to or arising from the past, current or potential business, activities and/or operations of the Company, including, without limitation, any such information relating to or concerning finances, sales, marketing, advertising, transition, promotions, pricing, personnel, customers, suppliers, vendors, raw partners and/or competitors of the Company. Executive agrees that Executive shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of Executive's assigned duties and for the benefit of the Company, either during the period of Executive's Service or at any time thereafter, any Confidential Information or other confidential or proprietary information received from third parties subject to a duty on the Company's part to maintain the confidentiality of such information, and to use such information only for certain limited purposes, in each case, which shall have been obtained by Executive during Executive's Service. The foregoing shall not apply to information that (i) was known to the public prior to its disclosure to Executive; (ii) becomes generally known to the public subsequent to disclosure to Executive through no wrongful act of Executive or any representative of Executive; or (iii) Executive is required to disclose by applicable law, regulation or legal process (provided that, to the extent permitted by law, Executive provides the Company with prior notice of the contemplated disclosure and cooperates with the Company at its expense in seeking a protective order or other appropriate protection of such information).

Pursuant to the U.S. Defend Trade Secrets Act of 2016, Executive shall not be held criminally, or civilly, liable under any Federal or State Trade secret law for the disclosure of a trade secret that is made in confidence either directly or indirectly to a Federal, State, or local government official, or an attorney, for the sole purpose of reporting, or investigating, a violation of law. Moreover, Executive may disclose trade secrets in a complaint, or other document, filed in a lawsuit, or other proceeding, if such filing is made under seal. Finally, if Executive files a lawsuit alleging retaliation by the Company for reporting a suspected violation of the law, Executive may disclose the trade secret to Executive's attorney and use the trade secret in the court proceeding, if Executive files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

No Company policies or practices, including this Non-Disclosure of Confidential Information provision, is intended to or shall limit, prevent, impede or interfere in any way with Executive's right, without prior notice to the Company, to provide information to the government, participate in investigations, testify in proceedings regarding the Company's past or future conduct, or engage in any activities protected under whistle blower statutes.

2.
NON-COMPETITION. Executive acknowledges that (i) Executive performs services of a unique nature for the Company that are irreplaceable, and that Executive's performance of such services to a competing business will result in irreparable harm to the Company, (ii) Executive has had and will continue to have access to Confidential Information which, if disclosed, would unfairly and inappropriately assist in competition against the Company, (iii) in the course of Executive's employment by or service to a competitor, Executive would inevitably use or disclose such Confidential Information, (iv) the Company has substantial relationships with its customers and Executive has had and will continue to have access to these customers, (v) Executive has received and will receive specialized training from the Company, and (vi) Executive has generated and will continue to generate goodwill for the Company in the course of Executive's Service. Accordingly, during Executive's Service and for eighteen (18) months following a termination of Executive's Service for any reason (the "Restricted Period"), Executive will not engage in any business activities, directly or indirectly (whether as an employee, consultant, officer, director, partner, joint venturer, manager, member, principal, agent, or independent contractor, individually, in concert with others, or in any other manner) within the same line or lines of business for which the Executive performed services for the Company and in a capacity that is similar to the capacity in which the Executive was employed by the Company with any person or entity that competes with the Company in the consumer packaged food and beverage industry ("Competitive Business") anywhere within the same geographic territory(ies) for which the Executive performed services for the Company (the "Restricted Territory"). Notwithstanding the foregoing, nothing herein shall prohibit Executive from being a passive owner of not more than three percent (3%)

of the equity securities of a publicly traded corporation engaged in a business that is in competition with the Company, so long as Executive has no active participation in the business of such corporation.

3.
NON-SOLICITATION. During the Restricted Period, Executive agrees that Executive shall not, except in the furtherance of Executive's duties to the Company, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, solicit, aid, induce, assist in the solicitation of, or accept any business (other than on behalf of the Company) from, any customer or potential customer of the Company to purchase goods or services then sold by the Company from another person, firm, corporation or other entity or, directly or indirectly, in any way request, suggest or advise any such customer to withdraw or cancel any of their business or refuse to continue to do business with the Company. This restriction shall apply to customers or potential customers who, during the two (2) years immediately preceding the Executive's termination, had been assigned to the Executive by the Company, or with which the Executive had contact on behalf of the Company while an Executive of the Company, or about which the Executive had access to confidential information by virtue of Executive's employment with the Company.

4.
NON-INTERFERENCE. During the Restricted Period, Executive agrees that Executive shall not, except in the furtherance of Executive's duties to the Company, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, (A) solicit, aid or induce any employee, representative or agent of the Company to leave such employment or retention or to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company or hire or retain any such employee, representative or agent, or take any action to materially assist or aid any other person, firm, corporation or other entity in identifying, hiring or soliciting any such employee, representative or agent, or (B) interfere, or aid or induce any other person or entity in interfering, with the relationship between the Company and its vendors, suppliers or customers. As used herein, the term "solicit, aid or induce" includes, but is not limited to, (i) initiating communications with a Company employee relating to possible employment, (ii) offering bonuses or other compensation to encourage a Company employee to terminate his or her employment with the Company and accept employment with any entity, (iii) recommending a Company employee to any entity, and (iv) aiding an entity in recruitment of a Company employee. An employee, representative or agent shall be deemed covered by this Section 4 while so employed or retained and for a period of six (6) months thereafter.

5.
NON-DISPARAGEMENT. Executive agrees not to make negative comments or otherwise disparage the Company or its officers, directors, employees, shareholders, agents or products or services. The foregoing shall not be violated by truthful statements made in (a) response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings) or (b) the good faith performance of Executive's duties to the Company.

6.	INVENTIONS.

a.
Executive acknowledges and agrees that all ideas, methods, inventions, discoveries, improvements, work products, developments, software, know-how, processes, techniques, methods, works of authorship and other work product ("Inventions"), whether patentable or unpatentable, (A) that are reduced to practice, created, invented, designed, developed, contributed to, or improved with the use of any Company resources and/or within the scope of Executive's work with the Company or that relate to the business, operations or actual or demonstrably anticipated research or development of the Company, and that are made or conceived by Executive, solely or jointly with others, during Executive's Service, or (B) suggested by any work that Executive performs in connection with the Company, either while performing Executive's duties with the Company or on Executive's own time, but only insofar as the Inventions are related to Executive's work as an employee or other service provider to the Company, shall belong exclusively to the Company (or its designee), whether or not patent or other applications for intellectual property protection are filed thereon. Executive will keep full and complete written records (the "Records"), in the manner prescribed by the Company, of all Inventions, and will promptly disclose all Inventions completely and in writing to the Company. The Records shall be the sole and exclusive property of the Company, and Executive will surrender them upon the termination of Service, or upon the Company's request. Executive irrevocably conveys, transfers and assigns to the Company the Inventions and all patents or other intellectual property rights that may issue thereon in any and all countries, whether during or subsequent to Executive's Service, together with the right to file, in Executive's name or in the name of the Company (or its designee), applications for patents and equivalent rights (the "Applications"). Executive will, at any time during and subsequent to Executive's Service, make such applications, sign such papers, take all rightful oaths, and perform all other acts as may be requested from time to time by the Company to perfect, record, enforce, protect, patent or register the Company's rights in the Inventions, all without additional compensation to Executive from the Company. Executive will also execute assignments to the Company (or its designee) of the Applications, and give the Company and its attorneys all reasonable assistance (including the giving of testimony) to obtain the Inventions for the Company's benefit, all without additional compensation to Executive from the Company, but entirely at the Company's expense.

b.
In addition, the Inventions will be deemed Work for Hire, as such term is defined under the copyright laws of the United States, on behalf of the Company and Executive agrees that the Company will be the sole owner of the Inventions, and all underlying rights therein, in all media now known or hereinafter devised, throughout the universe and in perpetuity without any further obligations to Executive. If the Inventions, or any portion thereof, are deemed not to be Work for Hire, or the rights in such Inventions do not otherwise automatically vest in the Company, Executive hereby irrevocably conveys, transfers and assigns to the Company, all rights, in all media now known or hereinafter devised, throughout the universe and in perpetuity, in and to the Inventions, including, without limitation, all of Executive's right, title and interest in the copyrights (and all renewals, revivals and extensions thereof) to the Inventions, including, without limitation, all rights of any kind or any nature now or hereafter recognized, including, without limitation, the unrestricted right to make modifications, adaptations and revisions to the Inventions, to exploit and allow others to exploit the Inventions and all rights to sue at law or in equity for any infringement, or other unauthorized use or conduct in derogation of the Inventions, known or unknown, prior to the date hereof, including, without limitation, the right to receive all proceeds and damages therefrom. In addition, Executive hereby waives any so-called "moral rights" with respect to the Inventions. To the extent that Executive has any rights in the results and proceeds of Executive's service to the Company that cannot be assigned in the manner described herein, Executive agrees to unconditionally waive the enforcement of such rights. Executive hereby waives any and all currently existing and future monetary rights in and to the Inventions and all patents and other registrations for intellectual property that may issue thereon, including, without limitation, any rights that would otherwise accrue to Executive's benefit by virtue of Executive being an employee of or other service provider to the Company.

7.
RETURN OF COMPANY PROPERTY. On the date of Executive's termination of Service with the Company for any reason (or at any time prior thereto at the Company's request), Executive shall return all property belonging to the Company (including, but not limited to, any Company-provided laptops, computers, cell phones, wireless electronic mail devices or other equipment, or documents and property belonging to the Company).

8.
REASONABLENESS OF COVENANTS. In signing this Agreement, including by electronic means, Executive gives the Company assurance that Executive has carefully read and considered all of the terms and conditions of this Agreement, including the restraints imposed by it. Executive agrees that these restraints are necessary for the reasonable and proper protection of the Company and its Confidential Information and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area, and that these restraints, individually or in the aggregate, will not prevent Executive from obtaining other suitable employment during the period in which Executive is bound by the restraints. Executive acknowledges that each of these covenants has a unique, very substantial and immeasurable value to the Company and that Executive has sufficient assets and skills to provide a livelihood while such covenants remain in force. Executive further covenants that Executive will not challenge the reasonableness or enforceability of any of the covenants set forth in this Agreement, and that Executive will reimburse the Company for all costs (including reasonable attorneys' fees) incurred in connection with any action to enforce any of the provisions of this Agreement if either the Company prevails on any material issue involved in such dispute or if Executive challenges the reasonableness or enforceability of any of the provisions of this Agreement. It is also agreed that the "Company" as used in this Agreement refers to each of the

Company's Subsidiaries and Affiliates and that each of the Company's s Subsidiaries and Affiliates will have the right to enforce all of Executive's obligations to that Subsidiary or Affiliate under this Agreement, as applicable, subject to any limitation or restriction on such rights of the Subsidiary or Affiliate under applicable law.

9.
REFORMATION. If it is determined by a court of competent jurisdiction in any state or country that any restriction in this Agreement is excessive in duration or scope or is unreasonable or unenforceable under applicable law, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the laws of that state or country.

10.
REMEDIES. Executive acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of Agreement would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond or other security, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available, without the necessity of showing actual monetary damages, in addition to any other equitable relief (including without limitation an accounting and/or disgorgement) and/or any other damages as a matter of law.

11.
REPURCHASE. Executive acknowledges and agrees that a breach of this Agreement would constitute a "Covenant Breach" as such term is used in the Omnibus Plan and therefore, in the event of a Covenant Breach, Executive's PSUs and the Shares issued in payment thereof (as such terms are defined in the Omnibus Plan) shall be subject to repurchase by The Kraft Heinz Company in accordance with the terms of the Omnibus Plan.

12.
TOLLING. In the event of any violation of the provisions of this Agreement, Executive acknowledges and agrees that the post-termination restrictions contained in this Agreement shall be extended by a period of time equal to the period of such violation, it being the intention of the parties hereto that the running of the applicable post-termination restriction period shall be tolled during any period of such violation.

13.
SURVIVAL OF PROVISIONS. The obligations contained in this Agreement hereof shall survive the termination or expiration of the Executive's Service with the Company and shall be fully enforceable thereafter.

14.
VENUE, PERSONAL JURISDICTION, AND COVENANT NOT TO SUE. Executive expressly agrees to submit to the exclusive jurisdiction and exclusive venue of courts located in the State of Delaware in connection with any litigation which may be brought with respect to a dispute between the Company and Executive in relation to this Restrictive Covenants Agreement, regardless of where Executive resides or where Executive performs services for the Company. Executive hereby irrevocably waives Executive's rights, if any, to have any disputes between the Company and Executive related to this Restrictive Covenants Agreement decided in any jurisdiction or venue other than a court in the State of Delaware. Executive hereby waives, to the fullest extent permitted by applicable law, any objection which Executive now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding, and Executive agrees not to plead or claim the same. Executive further irrevocably covenants not to sue the Company related to this Restrictive Covenants Agreement in any jurisdiction or venue other than a court in the State of Delaware. All matters relating to the interpretation, construction, application, validity, and enforcement of this Agreement, and any disputes or controversies arising hereunder, will be governed by the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule, whether of the State of Delaware or any other jurisdiction, that would cause the application of laws of any jurisdiction other than the State of Delaware.

APPENDIX I
ADDITIONAL TERMS AND CONDITIONS OF
THE KRAFT HEINZ COMPANY
OMNIBUS INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT FOR NON-U.S. PARTICIPANTS
TERMS AND CONDITIONS
This Appendix I includes additional terms and conditions that govern the Performance Share Award (referred to herein as PSUs) granted to you under the Omnibus Plan if you work or reside outside the U.S. and/or in one of the countries listed below. These terms and conditions are in addition to, or if so indicated, in place of the terms and conditions set forth in the Agreement. Certain capitalized terms used but not defined in this Appendix I have the meanings set forth in the Omnibus Plan and/or the Agreement.
If you are a citizen or resident of a country other than the one in which you are currently working, transfer employment and/or residency to another country after the PSUs are granted to you, or are considered a resident of another country for local law purposes, the terms and conditions contained herein may not be applicable to you, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to you.
NOTIFICATIONS
This Appendix I also includes information regarding exchange controls and certain other issues of which you should be aware with respect to participation in the Omnibus Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of February 2018. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix I as the only source of information relating to the consequences of your participation in the Omnibus Plan because the information may be out of date at the time you vest in the PSUs or sell Shares acquired under the Omnibus Plan.
In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
Finally, if you are a citizen or resident of a country other than the one in which you are currently working, transfer employment and/or residency after the PSUs are granted or are considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to you in the same manner.

GENERAL NON-U.S. TERMS AND CONDITIONS
TERMS AND CONDITIONS
The following terms and conditions apply to you if you are located outside of the U.S.
Entire Agreement.
The following provisions supplement the entire Agreement, generally:
If you are located outside the U.S., in no event will any aspect of the PSUs be determined in accordance with your Employment Agreement (or other Service contract). The terms and conditions of the PSUs will be solely determined in accordance with the provisions of the Omnibus Plan and the Agreement, including this Appendix I, which supersede and replace any prior agreement, either written or verbal (including your Employment Agreement, if applicable) in relation to the PSUs.
Performance Share Award Payment.
If you are resident or employed outside of the United States, the Company may, in its sole discretion, settle the PSUs in the form of a cash payment to the extent settlement in Shares: (i) is prohibited under local law, (ii) would require you, the Company or one of its Subsidiaries or Affiliates to obtain the approval of any governmental or regulatory body in your country of residence (or your country of employment, if different), (iii) would result in adverse tax consequences for you, the Company or one of its Subsidiaries or Affiliates, or (iv) is administratively burdensome. Alternatively, the Company may, in its sole discretion settle the PSUs in the form of Shares but require you to sell such Shares immediately or within a specified period following your termination of Service (in which case, this Agreement shall give the Company the authority to issue sales instructions on your behalf).
Termination Without Cause, death and Disability / Payout Upon Termination.
The following provisions supplement the termination provisions of the Award Notice and Agreement, provided, however, that if you are subject to U.S. federal income tax and the PSUs constitute Deferred Compensation, your termination of Service date will be the date of your Separation from Service:
For purposes of the PSU, your employment or Service relationship will be considered terminated as of the date you are no longer actively providing Services to the Company or one of its Subsidiaries or Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you provide Service or the terms of your Employment Agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, your right to vest in the PSU under the Omnibus Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., your period of Service would not include any contractual notice period or any period of "garden leave" or similar period mandated under employment laws in the jurisdiction where you provide Service or the terms of your Employment Agreement, if any); the Committee shall have the exclusive discretion to determine when you are no longer actively providing Service for purposes of the PSUs (including whether you may still be considered to be providing Service while on a leave of absence).
Notwithstanding the provisions governing the treatment of the PSUs upon termination due to Retirement as set forth in the Award Notice and Agreement, if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development in a particular jurisdiction that would likely result in the treatment in case of a termination due to Retirement as set forth in the Agreement being deemed unlawful and/or discriminatory, then the Company will not apply the provisions for termination due to Retirement at the time you cease to provide Service and the PSUs will be treated as it would under the rules that apply if your Service ends for resignation.
Termination for Cause.
The implications upon a termination for Cause as set forth in the Agreement and Omnibus Plan shall only be enforced, to the extent deemed permissible under applicable local law, as determined in the sole discretion of the Committee.
Not a Public Offering in Non-U.S. Jurisdictions.

If you are resident or employed outside of the United States, neither the grant of the PSUs under the Omnibus Plan nor the issuance of the underlying Shares upon vesting of the PSUs is intended to be a public offering of securities in your country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filings to the local securities authorities in jurisdictions outside of the United States unless otherwise required under local law.
Insider Trading and Market Abuse Laws.
You may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares are listed and in applicable jurisdictions including the United States and your country or your broker's country, if different, which may affect your ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares or rights linked to the value of Shares under the Omnibus Plan during such times as you are considered to have "inside information" regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (a) disclosing the inside information to any third party and (b) "tipping" third parties or causing them otherwise to buy or sell securities (third parties include fellow employees). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you should speak to your personal advisor on this matter.
Foreign Asset/Account, Exchange Control and Tax Reporting.
You may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends, dividend equivalents and the proceeds arising from the sale of Shares) derived from your participation in the Omnibus Plan, to and/or from a brokerage/bank account or legal entity located outside your country. The applicable laws of your country may require that you report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. You acknowledge that you are responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult your personal legal advisor on this matter.

COUNTRY-SPECIFIC TERMS AND CONDITIONS/NOTIFICATIONS
AUSTRALIA

NOTIFICATIONS

Offer Document.
This offer document sets out information regarding the grant of PSUs to Australian resident employees of the Company and its Subsidiaries or Affiliates and is provided by the Company to ensure compliance of the Omnibus Plan with the Australian Securities and Investments Commission's ("ASIC's") Class Order 14/1000 and relevant provisions of the Corporations Act 2001.

In addition to the information set out in the Agreement, you also are being provided with a copy of the Omnibus Plan, the prospectus and the employee information supplement (collectively, the "Additional Documents").

The Additional Documents provide further information to help you make an informed investment decision about participating in the Omnibus Plan. The Omnibus Plan is not a prospectus for the purposes of the Corporations Act 2001.

You should not rely upon any oral statements made in relation to this offer. You should rely only upon the statements contained in the Agreement and the Additional Documents when considering participation in the Omnibus Plan.

Securities Law Notification
Investment in Shares involves a degree of risk. If you elect to participate in the Omnibus Plan, you should monitor your participation and consider all risk factors relevant to the acquisition of Shares under the Omnibus Plan as set out in the Agreement and the Additional Documents.

The information contained in this offer is general information only. It is not advice or information that takes into account your objectives, financial situation and needs.

You should consider obtaining your own financial product advice from an independent person who is licensed by ASIC to give advice about participation in the Omnibus Plan.

Additional Risk Factors for Australian Residents
You should have regard to risk factors relevant to investment in securities generally and, in particular, to the holding of Shares. For example, the price at which Shares are quoted on the Nasdaq may increase or decrease due to a number of factors. There is no guarantee that the price of the Shares will increase. Factors which may affect the price of Shares include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.

More information about potential factors that could affect the Company's business and financial results is included in the Company's most recent Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q. Copies of these reports are available at http://www.sec.gov/, on the Company's "Investor Relations" page at http://ir.kraftheinzcompany.com/, and upon request to the Company.

In addition, you should be aware that the Australian dollar value of any Shares acquired at vesting will be affected by the U.S. dollar/Australian dollar exchange rate. Participation in the Omnibus Plan involves certain risks related to fluctuations in this rate of exchange.

Common Stock
Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation.

Dividends may be paid on the Shares out of any funds of the Company legally available for dividends at the discretion of the Board.

The Shares are traded on the Nasdaq in the United States of America under the symbol "KHC."

The Shares are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

Ascertaining the Market Price of Shares
You may ascertain the current market price of the Shares as traded on the Nasdaq at http://www.Nasdaq.com under the symbol "KHC." The Australian dollar equivalent of that price can be obtained at: http://www.rba.gov.au/statistics/frequency/exchange-rates.html.

This will not be a prediction of what the market price per Share will be when the PSUs vest or when the Shares are issued or of the applicable exchange rate on the actual Vesting Date or date the Shares are issued.

Deferred Taxation.
Subdivision 83A-C of the Income Tax Assessment Act, 1997, applies to PSUs granted under the Omnibus Plan, such that the PSUs are intended to be subject to deferred taxation.

BRAZIL
TERMS AND CONDITIONS
Compliance with Law.
By accepting the PSUs you acknowledge that you agree to comply with applicable Brazilian laws and pay any and all applicable taxes legally due by you associated with the vesting of the PSUs, the receipt of any dividends and/or Dividend Equivalents, and the sale of Shares acquired or issued under the Omnibus Plan. You further agree that, for all legal purposes, (i) the benefits provided to you under the Omnibus Plan are the result of commercial transactions unrelated to your employment or Service relationship, (ii) the Omnibus Plan is not a part of the terms and conditions of your employment or Service relationship, and (iii) the income from the Award, if any, is not part of your remuneration from employment or Service.
NOTIFICATIONS
Exchange Control Information.
If you are resident or domiciled in Brazil, you will be required to submit annually a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Assets and rights that must be reported include Shares.
CANADA
TERMS AND CONDITIONS
Plan Document Acknowledgment.
In accepting the grant of PSUs, you acknowledge that you have received a copy of the Omnibus Plan, have reviewed the Omnibus Plan and the Agreement in their entirety and fully understand and accept all provisions of the Omnibus Plan and the Agreement.
Payout of PSUs in Shares Only.
Pursuant to its discretion under Section 10(d) of the Omnibus Plan, with respect to all employees residing in Canada, the Company will convert all vested PSUs only into an equivalent number of Shares. If you reside in Canada (or in the event of your death, your legal representative or estate) you will not receive an equivalent or fractional Share cash payment with respect to the vested PSUs.
Termination.
The following provision replaces the first paragraph of the Termination section of the General Non-U.S. Terms and Conditions section of this Appendix I:
In the event of your termination of Service (whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you provide Service or the terms of your Employment Agreement, if any), unless provided otherwise by the Company: (i) your right to vest in the PSUs (if any) will terminate effective, as of the earlier of (1) the date the you receive notice of termination, or (2) the date you are no longer actively providing Service, regardless of any notice period or period of pay in lieu of such notice required under applicable Canadian employment laws (including, but not limited to statutory law, regulatory law and/or common law).
The Committee shall have the exclusive discretion to determine when you are no longer actively providing Service for purposes of the PSUs (including whether you may still be considered to be providing Service while on a leave of absence).
The following terms and conditions apply if you are a resident of Quebec:
Data Privacy.
This provision supplements the Data Privacy section of the Agreement:
You hereby authorize the Company and the Company's representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Omnibus Plan. You further authorize the Company and any Subsidiary or Affiliate and the administrator of the Omnibus Plan to disclose and discuss the Omnibus Plan with their advisors. You further authorize the Company and any Subsidiary or Affiliate to record such information and to keep such information in your employee file.
Language Consent.
The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement relatif à la langue.
Les parties reconnaissent avoir expressément exigé la rédaction en anglais de la Convention d'Attribution, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
NOTIFICATIONS
Securities Law Information.
You are permitted to sell Shares acquired under the Omnibus Plan through the designated broker appointed under the Omnibus Plan, if any, provided the sale of the Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (i.e., Nasdaq).

Foreign Assets/Account Reporting Information.
Canadian residents are required to report any specified foreign property (including Shares and PSUs) on form T1135 (Foreign Income Verification Statement) if the total cost of such specified foreign property exceeds C$100,000 at any time in the year. The form must be filed by April 30 of the following year. Specified foreign property includes Shares acquired under the Omnibus Plan and may include the PSUs. The PSUs must be reported - generally at a nil cost - if the C$100,000 cost threshold is exceeded because of other foreign property you hold. If Shares are acquired, their cost generally is the adjusted cost base ("ACB") of the Shares. The ACB would normally equal the fair market value of the Shares at vesting, but if you own other shares, this ACB may have to be averaged with the ACB of the other shares. You should speak with a personal tax advisor to determine the scope of foreign property that must be considered for purposes of this requirement.
CHINA

TERMS AND CONDITIONS

The following provisions apply if you are subject to the exchange control regulations or restrictions in the People's Republic of China ("China"), as determined by the Company in its sole discretion:

Vesting and Mandatory Sale Restriction.
The following provisions replace the Payment section of the Agreement:

Notwithstanding anything to the contrary in the Agreement, due to legal restrictions in China, you agree that the Company may force the sale of any Shares (i) immediately upon vesting, (ii) following the termination of your Service, (iii) following your transfer to another Subsidiary or Affiliate outside of China, or (iv) within any other timeframe the Company determines to be necessary or advisable. You agree that you must maintain any Shares acquired under the Omnibus Plan in an account at a broker designated by the Company ("Designated Account"). All Shares deposited in the Designated Account cannot be transferred out of that Designated Account. Within six (6) months after the termination of your Service for any reason (or such other period as determined by the Company in its sole discretion), you must sell all Shares acquired under the Omnibus Plan. The Company will direct the automatic sale of any such Shares remaining in the Designated Account at the expiration of this six (6) month period (or such other period as determined by the Company in its sole discretion).

You agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on your behalf pursuant to this authorization) and you expressly authorize the Company's designated broker to complete the sale of such Shares. You acknowledge that the Company's designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay you the cash proceeds from the sale, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items. You agree that if you sell Shares that you acquire under the Omnibus Plan, the repatriation requirements described below shall apply.

If you transfer to a Subsidiary or an Affiliate in China or transfer from an Affiliate or Subsidiary in China to another Affiliate outside of China, you may become or remain subject to the requirements set forth in this Appendix I, as determined by the Company in its sole discretion. The Company reserves the right to suspend your participation in the Omnibus Plan or take such other measures as it deems necessary or advisable to comply with local regulations.

Exchange Control Restriction.
You understand and agree that, due to exchange control laws in China, you will be required to immediately repatriate to China any cash proceeds acquired under the Omnibus Plan. You further understand that, under local law, such repatriation of the cash proceeds may need to be effected through a special exchange control account established by the Company or any Subsidiary or Affiliate of the Company and you hereby consent and agree that the cash proceeds may be transferred to such special account prior to being delivered to you. Further, if the proceeds from your participation in the Omnibus Plan are converted to local currency, you acknowledge that the Company (including its Subsidiaries and Affiliates) is under no obligation to secure any currency conversion rate, and may face delays in converting the proceeds to local currency due to exchange control restrictions in China. You agree to bear the risk of any currency conversion rate fluctuation between the date that your proceeds are delivered to such special exchange control account and the date of conversion of the proceeds to local currency.

You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

COLOMBIA

TERMS AND CONDITIONS

Labor Law Acknowledgment.
You acknowledge that pursuant to Article 15 Law 50/1990 (Article 128 of the Colombian Labor Code) the Omnibus Plan, the PSUs, the underlying Shares, and any other amounts or payments granted or realized from participation in the Omnibus Plan do not constitute a component of your “salary” for any legal purpose. To this extent, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacation pay, termination or other indemnities, payroll taxes, social insurance contributions or any other labor-related amount which may be payable.

NOTIFICATIONS

Securities Law Information.
The Shares are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and, therefore, the Shares may not be offered to the public in Colombia.  Nothing in the Omnibus Plan, the Agreement or any other document evidencing the grant of the PSUs should be construed as making a public offer of securities in Colombia.

Exchange Control Information.
You are responsible for complying with any and all Colombian foreign exchange restrictions, approvals and reporting requirements in connection with the PSUs and the Shares you acquire or funds you receive under the Omnibus Plan.  This may include reporting obligations to the Central Bank (Banco de la República).  If applicable, you must determine whether you will treat your investments (e.g., the Shares) as (a) a permanent investment or (b) a temporary investment as follows:

a)
Permanent Investment:  If you determine that your investment will be permanent (i.e., because you wish to remain a shareholder), you will be required to register such investment with the Central Bank, regardless of its value.

b)
Temporary / Financial Investment:  If, on the other hand, you determine that your investment will be temporary (and therefore considered a “financial investment” under applicable regulations), you will be required to register such investment with the Central Bank only if the aggregate value of the investment (as of December 31 for each year) is equal to or greater than US$500,000.

In either case, you must file the Central Bank’s Form 11.  Colombian law does not provide specific criteria to differentiate between treatment as a permanent investment or temporary / financial investment.  You should consult with your personal or legal advisor regarding any obligations that you may have as a result of participating in the Omnibus Plan.

COSTA RICA

There are no country-specific provisions.

INDONESIA

NOTIFICATIONS

Exchange Control Information.
Indonesian residents must provide the Bank of Indonesia with information on foreign exchange activities in an online monthly report no later than the fifteenth day of the month following the activity. In addition, if you remit funds into Indonesia (e.g., proceeds from the sale of Shares), the Indonesian bank through which the transaction is made will submit a report of the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US$10,000 or more, a more detailed description of the transaction must be included in the report and you may be required to provide information about the transaction (e.g., the relationship between you and the transferor of the funds, the source of the funds, etc.) to the bank in order for the bank to complete the report.

ITALY

TERMS AND CONDITIONS
Data Privacy.
This provision replaces the Data Privacy section of the Agreement in its entirety:

Pursuant to Section 13 of the Legislative Decree no. 196/2003, you understand that the Company and its Subsidiaries or Affiliates may hold and process certain personal information about you, including, but not limited to, your name, home address and telephone number, email address, date of birth, social security number, passport number (or any other social or national identification number), salary, nationality, job title, number of shares held and the details of any PSUs or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding ("Data") for the purpose of implementing, administering and managing your participation in the Omnibus Plan. You are aware that providing the Company with your Data is necessary for the performance of the Agreement and that your refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Omnibus Plan.
The Controller of personal Data processing is The Kraft Heinz Company, One PPG Place, Pittsburgh, Pennsylvania 15222, U.S.A. Heinz Italia S.p.A., is the Company's Representative for privacy purposes pursuant to Legislative Decree no. 196/2003. You understand that the Data may be transferred to the Company or its Subsidiaries or Affiliates, or to any third party assisting with the implementation, administration and management of the Omnibus Plan, including any transfer required to the broker or any other third party with whom the Shares or cash from the sale of Shares acquired under the Omnibus Plan may be deposited. Furthermore, the recipients that may receive, possess, use, retain and transfer such Data for the above mentioned purposes may be located in Italy or elsewhere, including outside of the European Union, and a recipient's country (e.g., the United States) may have different data privacy laws and protections from Italy. The processing activity, including the transfer of your Data abroad, outside of the European Union, as herein specified and pursuant to applicable Italian data privacy laws and regulations, does not require your consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Omnibus Plan, which represents the legal basis for the processing. You understand that Data processing relating to the purposes above specified shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by applicable Italian data privacy laws and regulations, with specific reference to D.lgs. 196/2003.
You understand that Data will be held only as long as is required by law or as necessary to implement, administer and manage your participation in the Omnibus Plan. You understand that pursuant to art.7 of D.lgs 196/2003, you have the right, including but not limited to, access, delete, update, request the rectification or erasure of your Data and cease, for legitimate reasons, the Data processing. Furthermore, you are aware that your Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting your local human resources representative.
Plan Document Acknowledgment.
By accepting the PSUs, you acknowledge that you have received a copy of the Omnibus Plan and the Agreement, have reviewed each of these documents in their entirety and fully understand and accept all terms of such documents. In this regard, you acknowledge having read and specifically approve the following sections and provisions of the Agreement and this Appendix I, as applicable: (i) Vesting; (ii) Termination; (iii) Repayment/Forfeiture; (iv) Withholding Taxes; (v) No Guarantee of Continued Employment; (vi) Nature of Grant; (vii) Entire Agreement/Governing Law; and (viii) the terms and conditions set forth immediately above in this section of Appendix I for Italy.

NOTIFICATIONS

Foreign Assets/Account Reporting Information.
Italian residents who, during the fiscal year, hold investments abroad or foreign financial assets (e.g., cash, Shares and PSUs) which may generate income taxable in Italy are required to report such on their annual tax returns (UNICO Form, RW Schedule) or on a special form if no tax return is due. The same reporting obligations apply to Italian residents who, even if they do not directly hold investments abroad or foreign financial assets (e.g., cash, Shares and PSUs), are beneficial owners of the investment pursuant to Italian money laundering provisions.
Tax on Foreign Financial Assets.
Italian residents may be subject to tax on the value of financial assets held outside of Italy. The taxable amount will be the fair market value of the financial assets, including Shares assessed at the end of the calendar year. If you are subject to this foreign financial assets tax, you will need to report the value of your financial assets held abroad in your annual tax return. You are encouraged to consult your personal legal advisor for additional information about the foreign financial assets tax.
JAPAN

NOTIFICATIONS

Foreign Assets/Account Reporting Information.
If you are a Japanese tax resident, you will be required to report details of any assets held outside of Japan as of December 31st (including any Shares or cash acquired under the Omnibus Plan) to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th each year. You should consult with your personal tax advisor as to whether the reporting obligation applies to you and whether you will be required to include details of any outstanding Shares, PSUs or cash held by you in the report.
NETHERLANDS
NEW ZEALAND

Notifications

Securities Law Information.
WARNING - You are being offered PSUs (which, upon vesting in accordance with the terms of the grant of the PSUs, will be converted into Shares) in the Company. Shares give you a stake in the ownership of the Company. You may receive a return if dividends are paid. Shares are quoted on the Nasdaq. This means you may be able to sell them on the Nasdaq if there are interested buyers. You may get less than you invested. The price will depend on the demand for the Shares.

If the Company runs into financial difficulties and is wound up, you will be paid only after all creditors have been paid. You may lose some or all of your investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.

In compliance with applicable New Zealand securities laws, you are entitled to receive, in electronic or other form and free of cost, copies of the Company's latest annual report, relevant financial statements and the auditor's report on said financial statements (if any).

Ask questions, read all documents carefully, and seek independent financial advice before committing yourself.

SINGAPORE
NOTIFICATIONS
Securities Law Information.
The grant of the PSUs is being made pursuant to the "Qualifying Person" exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) ("SFA"), under which it is exempt from the prospectus and registration requirements under the SFA. The Omnibus Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore and the grant of the PSUs is not made with a view to the PSUs or Shares being subsequently offered to another party. You should note that the PSUs are subject to section 257 of the SFA and you should not make any subsequent sale of Shares in Singapore or any offer of such subsequent sale of Shares subject to the awards in Singapore, unless such sale or offer in is made: (i) more than six (6) months from the Grant Date or (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.
Chief Executive Officer/Director Notification Requirement.
If you are the Chief Executive Officer ("CEO"), a director, associate director or shadow director of the Company's Singapore Subsidiary or Affiliate, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary or Affiliate in writing when you receive an interest (e.g., PSUs, Shares) in the Company, a Subsidiary or Affiliate. In addition, you must notify the Singapore Subsidiary or Affiliate when you sell Shares (including when you sell Shares issued upon vesting and settlement of the PSUs). These notifications must be made within two (2) business days of acquiring or disposing of any interest in the Company or any Subsidiary or Affiliate. In addition, a notification of your interests in the Company, Subsidiary or Affiliate must be made within two (2) business days of becoming CEO or a director.
UNITED ARAB EMIRATES

NOTIFICATIONS

Securities Law Information.
The Omnibus Plan is being offered only to employees and is in the nature of providing equity incentives to employees of the Company or its Subsidiaries or Affiliates in the United Arab Emirates ("UAE"). Any documents related to the Omnibus Plan, including the Omnibus Plan, the Agreement, and other grant documents ("Omnibus Plan Documents"), are intended for distribution only to such employees and must not be delivered to, or relied on by any other person. Prospective purchasers of the securities offered (i.e., the PSUs) should conduct their own due diligence on the securities.

The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any Omnibus Plan Documents nor has it taken steps to verify the information set out in them, and thus, is not responsible for such documents. Further, neither the Ministry of Economy nor the Dubai Department of Economic Development has approved this statement nor taken steps to verify the information set out in it, and has no responsibility for it. If you do not understand the contents of the Omnibus Plan Documents, you should consult an authorized financial advisor.
UNITED KINGDOM
Terms & Conditions
Taxes.
The following provisions supplement the Taxes section of the Agreement:
Without limitation to the Taxes section of the Agreement, you agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items as and when requested by the Company or the Employer or by Her Majesty's Revenue and Customs ("HMRC") (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on your behalf to HMRC (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if you are a director or an executive officer (as within the meaning of Section 13(k) of the Act), the terms of the immediately foregoing provision will not apply. In such case, if the amount of any income tax due is not collected from or paid by the you within ninety (90) days of the end of the U.K. tax year (April 6 - April 5) in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to you on which additional income tax and national insurance contributions (“NICs”) may be payable. You understand and agree that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any employee NICs due on this additional benefit, which the Company or the Employer may recover from you by any of the means referred to in the Plan or the Agreement.